Exhibit 4.3

Alestra, S. de R.L. de C.V.

11.750% Senior Notes due 2014

Registration Rights Agreement

August 11, 2009

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

    As Representatives of the Initial Purchasers

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
U.S.A.

and

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
U.S.A.

Ladies and Gentlemen:

Alestra, S. de R.L. de C.V. (the “Company”), a limited liability company with variable capital (sociedad de responsabilidad limitada de capital variable) organized under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several initial purchasers named in Schedule I to the Purchase Agreement (as defined below) (the “Initial Purchasers”), for which you (the “Representatives”) are acting as representatives, its 11.750% Senior Notes due 2014 (the “Notes”), upon the terms set forth in the Purchase Agreement between the Company and the Initial Purchasers dated August 5, 2009 (the “Purchase Agreement”) relating to the initial placement (the “Initial Placement”) of the Notes. To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchasers) (each a “Holder” and collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Registration Rights Agreement (this “Agreement”), the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 8 hereof.

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” means any broker or dealer registered as such under the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or any day on which banking institutions are authorized or required by law to close in New York City, United States or in Mexico City (Distrito Federal), Mexico.

“Closing Date” means the date of the first issuance of the Notes.

“Commission” means the U.S. Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(k)(ii) hereof.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” means the lesser of (i) the 180-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, and (ii) the period when all the Notes covered by the Exchange Offer Registration Statement have been exchanged pursuant thereto.

“Exchange Notes” means debt securities of the Company as provided for in the Indenture identical in all material respects to the Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

“Exchange Offer Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” means any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for Exchange Notes any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“FINRA Rules” means the Conduct Rules and the By-Laws of the Financial Industry Regulatory Authority (the successor of the National Association of Securities Dealers, Inc.).

“Freely Tradable” means, with respect to a Note, at any time of determination, that such Note (i) may be sold to the public in accordance with Rule 144 under the Securities Act (or any other similar exemptive provision then in force) by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) does not bear the restrictive legends relating to the Securities Act pursuant to a certification by the Company to the Trustee that such restrictive legends may be removed.

“Free Trade Date” means the 180th day following the Closing Date (being February 7, 2010).

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Notes or the Exchange Notes.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” means the Indenture dated as of August 11, 2009, between the Company and The Bank of New York Mellon, as trustee, as the same may be amended from time to time in accordance with the terms thereof and pursuant to which the Notes were issued and the Exchange Notes will be issued.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto. “Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” means, on any date, Holders of a majority of the aggregate principal amount of Notes and/or Exchange Notes, as applicable, registered under a Registration Statement.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto and all information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” means the offer of the Company to issue and deliver to Holders that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the Exchange Notes.

“Registrable Securities” means the Notes; provided that the Notes shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Notes has been declared effective under the Securities Act and such Notes have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Notes become Freely Tradable or (iii) when such Notes cease to be outstanding.

“Registration Default” shall have the meaning set forth in Section 8 hereof.

“Registration Statement” means any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), any and all exhibits thereto and all information incorporated by reference therein.

“Restricted Subsidiary” shall have the meaning set forth in the Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” means a “shelf registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or Exchange Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, any and all exhibits thereto and all information incorporated by reference therein.

“Subsidiary Guarantee” shall have the meaning set forth in the Indenture.

“Trustee” means the trustee with respect to the Notes under the Indenture.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwriter” means any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) If any of the Notes are not Freely Tradable as of the Free Trade Date, the Company shall use its commercially reasonable efforts to (i) prepare and file with the Commission the Exchange Offer Registration Statement, (ii) cause the Exchange Offer Registration Statement to become effective under the Securities Act as promptly as possible, and (iii) consummate the Exchange Offer under the Exchange Offer Registration Statement within 180 days of the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day).

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for Exchange Notes (assuming that such Holder is not an Affiliate of the Company, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements with any person to participate in the distribution of the Exchange Notes and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i) mail or cause to be mailed to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(ii) keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act, supplemented and amended as required under the Securities Act, to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, the Company will use its commercially reasonable efforts to comply in all material respects with all requests by the staff of the Commission for representations and information relating to the Registered Exchange Offer; and

(vii) comply in all material respects with all applicable laws.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i) accept for exchange all Notes properly tendered and not validly withdrawn pursuant to the Registered Exchange Offer on or prior to its expiration;

(ii) deliver or cause to be delivered to the Trustee for cancellation in accordance with Section 4(s) hereof all Notes so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes a principal amount of Exchange Notes equal to the principal amount of the Notes of such Holder so accepted for exchange; provided, however, that, in case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e) Each Holder shall be deemed to acknowledge and agree that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (publicly available May 13, 1988) and Morgan Stanley and Co., Inc. (publicly available June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i) any Exchange Notes received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act; and

(iii) such Holder is not an Affiliate of the Company.

(f) If any Initial Purchaser determines that it is prohibited by law or Commission policy from participating in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall issue and deliver to such Initial Purchaser or the person purchasing Exchange Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Notes, a like principal amount of Exchange Notes. The Company shall use its commercially reasonable efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such Exchange Notes as for Exchange Notes issued pursuant to the Registered Exchange Offer.

Notwithstanding anything in this Section 2 to the contrary, the requirements to file the Exchange Offer Registration Statement and the requirements to consummate the Exchange Offer shall terminate at such time as all the Notes become Freely Tradable.

3. Shelf Registration. (a) If any of the Notes are not Freely Tradable as of the Free Trade Date and (i) due to the Commission’s policy or pursuant to applicable law, the Company determines upon advice of its outside counsel that it is not permitted to consummate the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Exchange Offer is not consummated within 180 days of the Closing Date (or if such 180th day is not a Business Day, by the next succeeding Business Day); or (iii) any Holder notifies the Company that (A) it is prohibited by law or Commission policy from participating in the Registered Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a Broker-Dealer and owns Notes acquired directly from the Company or an Affiliate of the Company, then the Company shall use its commercially reasonable efforts to prepare and file a Shelf Registration Statement in accordance with Section 3(b) hereof.

(b) (i) If the Company is required to file a Shelf Registration Statement pursuant to the provisions of Section 3(a) hereof, the Company shall file with the Commission prior to or on the date that is 30 days after such filing obligation arises but in no event earlier than the 180th day after the Closing Date (or if such 180th day is not a Business Day, by the next succeeding Business Day), and shall use its reasonable best efforts to cause to be declared effective under the Securities Act promptly after that filing, a Shelf Registration Statement relating to the offer and sale of the Notes or the Exchange Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement or be entitled to use a Prospectus forming a part thereof unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to Exchange Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this Section 3(b) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earlier of (A) 180 days after such effective date and (B) the date upon which all the Notes or Exchange Notes, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf

Registration Statement or cease to be outstanding. The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(k)(ii) hereof.

(iii) The Company shall cause the Shelf Registration Statement, the related Prospectus, any Free Writing Prospectus and any amendment or supplement to any of the foregoing, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything in this Section 3 to the contrary, the requirements to file a Shelf Registration Statement and to have such Shelf Registration Statement become effective and remain effective shall terminate at such time as all of the Notes are Freely Tradable.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Company shall:

(i) furnish to each of the Representatives and to counsel for the Holders, if any, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, each Prospectus, each Free Writing Prospectus and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the Commission, any comments reasonably proposed by the Representatives or counsel to the Holders, if any;

(ii) include the information (as may be revised at the request or requirement of the Commission) substantially to the effect set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Registered Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmutai delivered pursuant to the Registered Exchange Offer;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement;

(iv) in the case of a Shelf Registration Statement, include the names of the Holders (to the extent provided by such Holders) that propose to sell Notes pursuant to the Shelf Registration Statement as selling security holders; and

(v) to the extent any Free Writing Prospectus is used, file with the Commission any Free Writing Prospectus that is required to be filed by the Company with the Commission in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed as required by the Securities Act.

(b) The Company shall ensure that:

(i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto and any Free Writing Prospectus complies in all material respects with the Securities Act; and

(ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall advise the Representatives, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any Representative or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii) though (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i) when a Registration Statement, a Free Writing Prospectus and any amendment thereto has been filed with the Commission and when any Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to any Registration Statement, any Prospectus or any Free Writing Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in any Registration Statement, any Prospectus or any Free Writing Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(d) The Company shall use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(e) The Company shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and all post-effective amendments thereto and, if the Holder so requests in writing, all information incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference therein).

(f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement, any Free Writing Prospectus and any amendment or supplement to any of the foregoing as such Holder may reasonably request. The Company consents to the use of the Prospectus, and Free Writing Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(g) The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post- effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(h) The Company shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement, any Free Writing Prospectus and any amendment or

Supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus, any Free Writing Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(i) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Notes or the Exchange Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits or taxation, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

(j) The Company shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing Exchange Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(k) (i) Upon the occurrence of any event contemplated by Sections 4(c)(ii) through Section 4(c)(v) hereof or Section 4(k)(ii) hereof, the Company shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare and file a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) hereof or Section 4(k)(ii) hereof, as applicable, to and including the date when the Initial Purchasers, the Holders of the Notes covered by any Shelf Registration Statement and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 4 or shall have been advised in writing by the Company that the Prospectus may be used.

(ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Company shall give notice (without notice of the nature or details of such events) to the Holders, the Initial Purchasers and any known Exchanging Dealer, as applicable, that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder, the Initial Purchasers and any known Exchanging Dealer, as applicable, agrees not to sell any Registrable Securities pursuant to the Shelf Registration until such Holder, the Initial Purchasers and any known Exchanging Dealer, as applicable, shall have received copies of the supplemented or amended Prospectus provided for in Section 3(i) hereof, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(l) Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the Notes or the Exchange Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Notes or Exchange Notes, in a form eligible for deposit with The Depository Trust Company.

(m) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders an earnings statement satisfying the provisions of Section 1 l(a) of the Securities Act applicable to foreign private issuers as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 60 days after the end of a 12-month period (or 120 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(n) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

(o) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(p) In the case of any Shelf Registration Statement, the Company shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures in accordance with Section 6(a) hereof (or such other provisions and procedures as are acceptable to the Majority Holders and Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 6 hereof).

(q) In the case of any Shelf Registration Statement, the Company shall:

(i) make reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any counsel, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

(ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, counsel, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that, any information that is designated in writing by the Company, in good faith, as being confidential at the time of delivery of such information shall be kept confidential by the Holders and any such underwriter, counsel, accountant or agent, unless such disclosure is made in connection with a court or regulatory proceeding or required by applicable law, or to establish a due diligence defense or other defense under applicable law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in connection therewith.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 4(q) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(r) In the case of any Exchange Offer Registration Statement, the Company shall, if requested by an Initial Purchaser, or by a broker dealer that holds Notes that were acquired as a result of market making or other trading activities:

(i) make reasonably available for inspection by the requesting party, and any counsel, accountant or other agent retained by the requesting party, all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries;

(ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such counsel, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examination; provided, however, that, any information that is designated in writing by the Company, in good faith, as being confidential at the time of delivery of such information shall be kept confidential by the requesting party and any such counsel, accountant or agent, unless such disclosure is made in connection with a court or regulatory proceeding or required by applicable law, or to establish a due diligence or other defense under applicable law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

(iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) hereof and with conditions customarily contained in underwriting agreements.

The actions set forth in clauses (iii), (iv), (v), and (vi) of this Section 4(r) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(s) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or cause to be marked, on the Notes so exchanged that such Notes are being cancelled in exchange for the Exchange Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

(t) The Company shall use its commercially reasonable efforts if the Notes have been rated prior to the initial sale of such Notes, to confirm such ratings will apply to the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement.

(u) In the event that any Broker-Dealer shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the FINRA Rules) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the FINRA Rules.

(v) The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Notes or the Exchange Notes, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Simpson Thacher & Bartlett LLP, but which may be another U.S. nationally recognized law firm experienced in U.S. federal securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, shall reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Except as set forth in the preceding sentence, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes or Exchange Notes sold by or on behalf of such Holder, if any, and any transfer taxes attributable to the sale or disposition of Notes or Exchange Notes by a Holder.

6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Holder of Notes or Exchange Notes, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein and, provided, further, however, that the Company will not be liable to any Holder in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of another Holder. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

The Company also agrees to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Notes or Exchange Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates, advisors or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof (or such other provisions and procedures and procedures as are acceptable to the Majority Holders and Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 6 hereof).

(b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs such Registration Statement and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under Section 6(a) or Section 6(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 6(a) or Section 6(b) hereof. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in Section 6(a) or Section 6(b) hereof is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively, “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Notes in the Initial Placement, or in the case of Exchange Notes, applicable to the Notes that were exchangeable into such Exchange Notes, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses). Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions applicable to the Notes in the Initial Placement, or in the case of Exchange Notes, applicable to the Notes that were exchangeable into such Exchange Notes, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Exchange Notes, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section(d).

(e) The provisions of this Section 6 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Underwritten Registrations. (a) If any of the Notes or Exchange Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Notes or Exchange Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults and Additional Interest. In the event that the Notes are not Freely Tradable as of the Free Trade Date and any of the following events shall occur (the “Registration Defaults”):

(a) the Exchange Offer has not been consummated by the 180th day after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day); or

(b) the Shelf Registration Statement is not declared effective by the Commission by the 180th day after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day); or

(c) the Shelf Registration Statement or the Exchange Offer Registration Statement required by this Agreement has been declared effective but ceases to be effective or usable in connection with resales or exchanges of Notes during the periods specified herein, then the Company, and any Restricted Subsidiary that after the Closing Date provides a Subsidiary Guarantee, shall pay additional interest of one percent (1.00%) per annum interest (the “Additional Interest”) on the principal amount of the Notes and the Exchange Notes (in addition to the stated interest on the Notes and Exchange Notes) from and including the date on which such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The accrual of Additional Interest will cease at the earlier of (x) the cure of all the Registration Defaults relating to the Registrable Securities or (y) the particular Registrable Securities having become Freely Tradable, at which time the interest rate on the Registrable Securities will revert to the original interest rate on the Notes.

9. No Inconsistent Agreements. The Company has not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of a majority of the aggregate principal amount of the Registrable Securities then outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Securities unless consented to in writing by such Holder; and provided, further, that the provisions of this Section 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or Exchange Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes or Exchange Notes, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Company, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes and the Exchange Notes, and the indemnified persons referred to in Section 6 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and the Exchange Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Jurisdiction. Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and the competent courts located in its domicile with respect to actions brought against it as defendant, and irrevocably waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, the Company has designated CT Corporation System’s address in New York City as its designated address to receive process hereunder, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Securities shall be outstanding.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

18. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19. Additional Amounts. The provisions of Section 3.19 of the Indenture shall apply mutatis mutandis to all payments by the Company of Additional Interest or other amounts made pursuant to the terms hereof.

20. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by law.

21. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

22. CUSIP Numbers. The Company shall deliver a certificate or certificates representing the Notes bearing an unrestricted CUSIP number to The Depository Trust Company (or its custodian) on or prior to the Free Trade Date.

23. Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or Exchange Notes is required hereunder, Notes or Exchange Notes, as applicable, held by the Company or its Affiliates which control, or are controlled by, the Company (other than subsequent Holders of Notes or Exchange Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or Exchange Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

Very truly yours,

ALESTRA, S. DE R.L. DE C.V.

By:	/s/ Sergio Bravo
Name:	Sergio Bravo
Title:	Treasurer

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Michael C. Gilfond
Name:	Michael C. Gilfond
Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By	/s/ Andrew Schwendiman
Name:	Andrew Schwendiman
Title:	Managing Director

For themselves and the other several

Initial Purchasers named in Schedule I

to the Purchase Agreement.

ANNEX A

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmutai states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each broker-dealer that receives Exchange Notes for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                 ,             , all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resales Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

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ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker-Dealer that will receive Exchange Notes for its own account in exchange for Notes, it represents that the Notes to be exchange for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

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